Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No 33-53887 on Form N-1A of our report dated March 29, 2012, relating to the financial statements and financial highlights of BlackRock Mid Cap Value Opportunities Fund (the “Fund”) of BlackRock Mid Cap Value Opportunities Series, Inc., appearing in the Annual Report on Form N-CSR of the Fund for the year ended January 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
May 23, 2012